UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                     September 28, 2007 (September 24, 2007)

FIRST DATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (303) 967-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 24, 2007, First Data Corporation, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Omaha Acquisition Corporation (“Merger Sub”), an indirect subsidiary of New Omaha Holdings L.P. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 1, 2007 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company.  As a result of the Merger, the Company is now wholly-owned by New Omaha Holdings Corporation (“Holdings”), a subsidiary of Parent.  Parent and Holdings are controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”).

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

1.             Senior Secured Credit Agreement

Overview

On September 24, 2007, in connection with the Merger, the Company entered into a credit agreement, and related security and other agreements, with Credit Suisse, Cayman Islands Branch, as administrative agent, Citigroup, N.A., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, that provides senior secured financing of approximately $15 billion, consisting of:

•                  $13 billion in term loan facilities, comprised of a $3.775 billion senior secured term loan B-1 facility with a term of seven years, a $5 billion senior secured term loan B-2 facility with a term of seven years, a $3 billion senior secured term loan B-3 facility with a term of seven years, a $225 million senior secured delayed draw term loan facility which, if drawn, will mature on September 24, 2014 and a €709,219,858.16 senior secured euro term loan facility with a term of seven years; and

•                  a $2 billion senior secured revolving credit facility available in dollars, euros and pounds sterling (and other currencies available from time to time) with a term of six years.

The Company is the borrower under the senior secured credit facilities.  The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.  A portion of the letter of credit availability is available in euros, dollars and pounds sterling (and other currencies available from time to time).

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse, Cayman Islands Branch and (2) the federal funds effective rate plus 0.50%, plus an applicable margin.  The initial applicable margin for all borrowings is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings.  The applicable margins may be reduced subject to the Company attaining certain leverage ratios.  In addition to paying interest on outstanding principal under the senior secured credit facilities, the Company is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum, which may be reduced subject to the Company reducing its leverage to specified ratios.  The Company is also required to pay a delayed draw commitment fee to the lenders with unutilized commitments under the euro term loan facility in the amount of 0.75% per annum.  The Company is also required to pay customary letter of credit fees.

Prepayments

The senior secured credit facilities require the Company to prepay outstanding term loans, subject to certain exceptions, with:

•                  50% (which percentage will be reduced to 25% if the Company’s leverage ratio is 7.00x or less and to 0% if the Company’s leverage ratio is 6.00x or less) of the Company’s annual excess cash flow;

•                  100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property if the Company, subject to the Company’s right to reinvest the proceeds; and

•                  100% of the net cash proceeds of any incurrence of debt, other than proceeds from the debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments will be applied among the class or classes of term loan facilities as the Borrower may specify.  In the event any loans under the term loan B-2 facility are repaid in accordance with the mandatory prepayments listed above (other than with respect to excess cash flow) prior to September 24, 2010, the Company must pay a prepayment premium equal to 3% of such prepaid amount if the prepayment is made prior to September 24, 2008, 2% of such prepaid amount if the prepayment is made on or after September 24, 2008 but prior to September 24, 2009 and 1% of such prepaid amount if the prepayment is made on or after September 24, 2009 but prior to September 24, 2010.

The Company may voluntarily repay outstanding loans under the term loan facilities (other than the term loan B-3 facility) at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.  Voluntary prepayments will be applied to the class or classes of term loan facilities as the Borrower may specify.  In the event any loans under the term loan B-3 facility are repaid prior to December 24, 2010, the Company must pay a prepayment premium equal to the present value at such prepayment date of all interest that would accrue on the prepaid loans from such date to December 24, 2010, subject to certain exceptions.

Amortization

Each of the term loan facilities will amortize in equal quarterly installments commencing December 31, 2007 in aggregate annual amounts equal to 1% of the original funded principal amount of such facility, with the balance being payable on the final maturity date of such term loans.  Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

Pursuant to a Guarantee, dated as of September 24, 2007, among the Company, the U.S. subsidiary guarantors and Credit Suisse, Cayman Islands Branch, as collateral agent, all obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material restricted domestic subsidiaries of the Company, subject to certain exceptions, including, any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee will not cause adverse tax consequences.  Integrated Payment Systems, Inc. is not a guarantor of the senior secured credit facilities.

Pursuant to a Security Agreement and a Pledge Agreement, each dated as of September 24, 2007, among the Company, the subsidiary guarantors and Credit Suisse, Cayman Islands Branch, as collateral agent, all obligations under the senior secured credit facilities, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•                  a first-priority lien on the capital stock owned by the Company or by any guarantor in each of their respective first tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries); and

•                  a first-priority lien on substantially all present and future assets of the Company and of each guarantor other than (i) settlement receivables and other assets related to settlements and (ii) deposit accounts, other bank or securities accounts, cash, leaseholds, motor vehicles, and other exceptions.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•                  incur additional indebtedness;

•                  create liens;

•                  enter into sale and leaseback transactions;

•                  engage in mergers or consolidations;

•                  sell or transfer assets;

•                  pay dividends and distributions or repurchase its own capital stock;

•                  make investments, loans or advances;

•                  prepay certain indebtedness;

•                  make certain acquisitions;

•                  engage in certain transactions with affiliates;

•                  amend material agreements governing certain subordinated indebtedness; and

•                  change its lines of business.

In addition, the senior secured credit facilities require the Company to maintain a maximum total leverage ratio, and contain certain customary affirmative covenants and events of default, including upon a change of control.

The foregoing summary of the Senior Secured Credit Agreement is not complete and is qualified in its entirety by reference to the Senior Secured Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships

The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as a consideration therefore received customary fees and expenses in connection with, the senior secured credit facilities. In addition, as described below, Goldman, Sachs & Co. acted as agent in connection with the offering of the senior PIK notes of Holdings and affiliates of Goldman, Sachs & Co. own all of the senior PIK notes of Holdings. An affiliate of Citigroup is one of the Company’s alliance partners in its Commercial Services Segment. Following the consummation of the Merger and the related transactions, affiliates of the lenders own partnership interests of Parent, the Company’s ultimate parent company. Those affiliates may assign all or a portion of their interests to other affiliates of the lenders.

2.             Senior Unsecured Interim Loan Agreement

Overview

On September 24, 2007, in connection with the Merger and the repayment of certain existing indebtedness, the Company entered into new senior unsecured credit facilities with Citigroup Global Markets Inc., as administrative agent.

The Company’s new senior unsecured credit facilities provide senior unsecured financing of $6,500.0 million, consisting of a:

•                                          $3,750.0 million senior unsecured cash-pay term loan facility with a term of eight years (the “initial cash-pay loans”); and

•                                          $2,750.0 million senior unsecured PIK term loan facility with a term of eight years (the “initial PIK loans” and, together with the initial cash-pay loans, the “initial loans”).

If any borrowings under the senior unsecured credit facilities remain outstanding on the one-year anniversary (the “initial maturity date”) of the closing of the senior unsecured credit facilities, the lenders in respect of the initial cash-pay loans and the lenders in respect of the initial PIK loans will have the option at any time or from time to time to exchange such initial loans for senior cash-pay notes (the “senior cash-pay exchange notes”) or senior PIK notes (the “senior PIK exchange notes” and, together with the senior cash-pay exchange notes, the “senior exchange notes”) that the Company will issue under a senior indenture. The maturity date of any initial loans that are not exchanged for senior exchange notes will automatically be extended to the eighth anniversary (the “final maturity date”) after the closing of the senior unsecured credit facilities. The senior exchange notes will also mature on the final maturity date. Holders of the senior exchange notes will have registration rights.

Interest Rate

Subject to specified caps, borrowings under the senior unsecured credit facilities for the first six-month period from the closing of the senior unsecured credit facilities will bear interest at a rate equal to LIBOR plus (i) 350 basis points, in the case of the initial cash-pay loans and (ii) 450 basis points, in the case of the initial PIK loans (in each case, the “initial margin”). Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus (A) the initial margin plus (B) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the initial loans are outstanding. If issued, the interest rate on the senior exchange notes will be the same as the interest rate borne by the initial loans; provided, that if any senior exchange notes are transferred by the lender to a third-party purchaser, the interest rate on those notes will be fixed at the interest rate in effect on the transfer date.

Prepayments and Redemptions

Until the initial maturity date, the senior unsecured credit facilities require the Company to prepay outstanding initial loans with the net proceeds of:

•                                          the sale of any assets outside the ordinary course of business, if the Company does not commit to reinvest those proceeds in assets to be used in its business or to repay borrowings under the Company’s new senior secured credit facilities;

•                                          the issuance of any senior debt securities or refinancing debt; and

•                                          the public issuance of any equity;

subject to certain exceptions.

Following the initial maturity date, these mandatory redemption provisions will be replaced with the requirement to make an offer to repay the initial loans and repurchase senior exchange notes with net proceeds from specified asset sales in a manner consistent with the requirements under the indenture relating to the notes offered hereby. In addition, after any payments required to be made to repay the Company’s new senior secured credit facilities, the Company will be required to offer to repay initial loans and, if issued, to repurchase the senior exchange notes upon the occurrence of a change of control.

The Company may voluntarily repay outstanding initial loans, in whole or in part, at its option at any time upon three days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of initial loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans, other than customary “breakage” costs with respect to LIBOR loans. The Company may optionally redeem the senior exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date, provided that it also optionally prepays any outstanding initial loans on a pro rata basis.

If any senior exchange note is sold by a lender to a third-party purchaser, and the interest rate on such senior exchange note becomes fixed, such senior exchange note will be non-callable for the first four years from the initial maturity date, subject to equity clawback and make-whole provisions consistent with those applicable to the notes offered hereby, and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the coupon in effect on the date of sale of such senior exchange note to a third-party purchaser. The premium will decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the final maturity date.

Guarantee

All obligations under the senior unsecured credit facilities and, if the senior exchange notes are issued, the senior indenture are jointly and severally guaranteed on a senior basis by each of the Company’s domestic subsidiaries that guarantees obligations under the Company’s new senior secured credit facilities.

Certain Covenants and Events of Default

The senior unsecured credit facilities and the senior indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•                                          incur additional indebtedness;

•                                          create liens;

•                                          engage in mergers or consolidations;

•                                          sell or transfer assets and subsidiary stock;

•                                          pay dividends and distributions or repurchase its capital stock;

•                                          make certain investments, loans or advances;

•                                          prepay certain indebtedness;

•                                          enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•                                          engage in certain transactions with affiliates.

In addition, the senior unsecured credit facilities and the senior indenture impose certain requirements as to future subsidiary guarantors. The senior unsecured credit facilities and the senior indenture also contain certain customary affirmative covenants consistent with those in the new senior secured credit facilities, to the extent applicable, and certain customary events of default.

See also “Certain Relationships” under “1.  Senior Secured Credit Agreement” above.

The foregoing summary of the Senior Unsecured Interim Loan Agreement is not complete and is qualified in its entirety by reference to the Senior Unsecured Interim Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

3.             Senior Subordinated Interim Loan Agreement

Overview

On September 24, 2007, in connection with the Merger and the repayment of certain existing indebtedness, the Company entered into a senior subordinated unsecured credit facility with Citigroup Global Markets Inc., as administrative agent.

The Company’s new senior subordinated unsecured credit facility provides senior subordinated unsecured financing of $2,500.0 million, consisting of a $2,500.0 million senior subordinated unsecured term loan facility with a term of eight and a half years (the “initial subordinated loans”).

If any borrowings under the senior subordinated unsecured credit facility remain outstanding on the one-year anniversary (the “initial maturity date”) of the closing of the senior subordinated unsecured credit facility, the lenders in respect of the initial subordinated loans will have the option at any time or from time to time to exchange such initial subordinated loans for senior subordinated notes (the “senior subordinated exchange notes”) that the Company will issue under a senior subordinated indenture. The maturity date of any initial subordinated loans that are not exchanged for senior subordinated exchange notes will automatically be extended to the eight-and-a-half year anniversary (the “final maturity date”) after the closing of the senior subordinated unsecured credit facility. The senior subordinated exchange notes will also mature on the final maturity date. Holders of the senior subordinated exchange notes will have registration rights.

Interest Rate

Subject to specified caps, borrowings under the senior subordinated unsecured credit facility for the first six-month period from the closing of the senior subordinated unsecured credit facility will bear interest at a rate equal to LIBOR plus (i) 475 basis points (the “initial margin”). Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus (A) the initial margin plus (B) 50 basis points. Thereafter, subject to a specified cap, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the initial subordinated loans are outstanding. If issued, the interest rate on the senior subordinated exchange notes will be the same as the interest rate borne by the initial subordinated loans; provided, that if any senior subordinated exchange notes are transferred by the lender to a third-party purchaser, the interest rate on those notes will be fixed at the interest rate in effect on the transfer date.

Prepayments and Redemptions

Until the initial maturity date, the senior subordinated unsecured credit facility requires the Company to prepay outstanding initial subordinated loans with the net proceeds of:

•                                          the sale of any assets outside the ordinary course of business, if the Company does not commit to reinvest those proceeds in assets to be used in its business or to repay borrowings under the Company’s senior secured and unsecured credit facilities;

•                                          the issuance of any senior subordinated debt securities or refinancing debt; and

•                                          the public issuance of any equity;

subject to certain exceptions.

Following the initial maturity date, these mandatory redemption provisions will be replaced with the requirement to make an offer to repay the initial subordinated loans and repurchase senior subordinated exchange notes with net proceeds from specified asset sales in a manner consistent with the requirements under the indenture relating to the notes offered hereby. In addition, after any payments required to be made to repay the Company’s senior secured and unsecured credit facilities, the Company will be required to offer to repay initial subordinated loans and, if issued, to repurchase the senior subordinated exchange notes upon the occurrence of a change of control.

The Company may voluntarily repay outstanding initial subordinated loans, in whole or in part, at its option at any time upon three days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of initial subordinated loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans, other than customary “breakage” costs with respect to LIBOR loans. The Company may optionally redeem the senior subordinated exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date, provided that it also optionally prepays any outstanding initial subordinated loans on a pro rata basis.

If any senior subordinated exchange note is sold by a lender to a third-party purchaser, and the interest rate on such senior subordinated exchange note becomes fixed, such senior subordinated exchange note will be non-callable for the first four years from the initial maturity date, subject to equity clawback and make-whole provisions consistent with those applicable to the notes offered hereby, and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the coupon in effect on the date of sale of such senior subordinated exchange note to a third-party purchaser. The premium will decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the final maturity date.

Guarantee

All obligations under the senior subordinated unsecured credit facility and, if the senior subordinated exchange notes are issued, the senior subordinated indenture are jointly and severally guaranteed on a senior subordinated basis by each of the Company’s domestic subsidiaries that guarantees obligations under the Company’s new senior secured credit facilities.

Certain Covenants and Events of Default

The senior subordinated unsecured credit facility and the senior subordinated indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•                                          incur additional indebtedness;

•                                          engage in mergers or consolidations;

•                                          sell or transfer assets and subsidiary stock;

•                                          pay dividends and distributions or repurchase its capital stock;

•                                          make certain investments, loans or advances;

•                                          prepay certain indebtedness;

•                                          enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•                                          engage in certain transactions with affiliates.

In addition, the senior subordinated unsecured credit facility and the senior subordinated indenture impose certain requirements as to future subsidiary guarantors. The senior subordinated unsecured credit facility and the senior subordinated indenture also contain certain customary affirmative covenants consistent with those in the new senior secured credit facilities, to the extent applicable, and certain customary events of default.

See also “Certain Relationships” under “1.  Senior Secured Credit Agreement” above.

The foregoing summary of the Senior Subordinated Interim Loan Agreement is not complete and is qualified in its entirety by reference to the Senior Subordinated Interim Loan Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

4.             Indenture and Senior PIK Notes due 2016

On September 24, 2007, Holdings issued $1,000,000,000 aggregate principal amount of 11 1/2% senior PIK notes due 2016 (the “notes”), which mature on September 30, 2016 pursuant to an indenture, dated September 24, 2007, between Holdings and The Bank of New York, as trustee (the “Indenture”).  Interest on the notes will be paid entirely by capitalizing accrued and unpaid interest on March 31 and September 30 of each year commencing March 31, 2008.  The Indenture contains covenants that limit Holdings’ ability and the ability of Holdings’ restricted subsidiaries to, among other things: incur additional debt or issue certain preferred shares; pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; make certain investments; sell certain assets; with respect to Holdings only, engage in any business or own any material assets other than all of the equity interest of the Company so long as certain investors hold a majority of the notes; create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with its affiliates; and designate its subsidiaries as unrestricted subsidiaries.  These covenants are subject to a number of important limitations and exceptions.

Certain Relationships

Affiliates of Goldman, Sachs & Co., the initial purchaser of the notes issued under the Indenture, acted as lenders and/or agents under, and as a consideration therefore received customary fees and expenses in connection with the Company’s new credit facilities under the Senior Secured Credit Agreement, the Senior Unsecured Interim Loan Agreement and the Senior Subordinated Interim Loan Agreement and may have participated in other financing aspects relating to the Merger.  Goldman, Sachs & Co. or its affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.  Following the consummation of the Merger and the related transactions, affiliates of Goldman, Sachs & Co. beneficially own partnership interests of Parent, the Company’s ultimate parent company.  In addition, affiliates of Goldman, Sachs & Co. own all of the notes offered under the Indenture described below.  Those affiliates may assign all or a portion of their interests to other affiliates of Goldman, Sachs & Co.

5.             Michael Capellas Employment Letter

On September 24, 2007, the Company assumed a letter agreement, dated as of June 27, 2007, between Michael Capellas and Parent (the “Letter Agreement”).  Pursuant to the Letter Agreement, Mr. Capellas became Chairman and Chief Executive Officer of the Company upon the completion of the Merger.  Under the terms of the Letter Agreement, Mr. Capellas will earn an annual base salary of $1,200,000, will receive a pro rated guaranteed annual bonus for 2007 based on a full-year annual bonus of $1,800,000 and thereafter will be eligible to earn a performance based target annual bonus of 150% of his base salary.  Similar to the arrangements with other executives of the Company, upon termination of Mr. Capellas’ employment by the Company without “cause” or by Mr. Capellas as a result of “good reason”, Mr. Capellas will be entitled to a payment of two times the sum of his base salary and his target annual bonus.  For Mr. Capellas, this amount will be reduced on a dollar for dollar basis by the amount of gain realized by him on his equity investment in Holdings.  Under the terms of the Letter Agreement, Mr. Capellas is obligated to make an equity investment in Holdings and is entitled to receive stock option grants to purchase shares of common stock of Holdings.  A copy of the Letter Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

6.             Management Agreement

On September 24, 2007, in connection with the Merger, KKR entered into a management agreement with the Company (the “Management Agreement”), pursuant to which KKR will provide management, consulting, financial and other advisory services to the Company. Pursuant to the Management Agreement, KKR is entitled to receive an aggregate annual management fee of $20 million, which amount will increase 5% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the Management Agreement. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually for one additional year unless the Company provides prior written notice of its desire not to automatically extend the term. In addition, pursuant to the Management Agreement, KKR is also entitled to receive aggregate transaction fees of up to approximately $267 million in connection with certain services provided in connection with the Merger and related transactions. In addition, the Management Agreement provides that KKR will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates.

Item 1.02.  Termination of a Material Definitive Agreement.

Existing Revolving Credit Facility

On September 24, 2007, in connection with the Merger, the Company repaid in full all outstanding revolving loans, together with interest and all other amounts due in connection with such repayment under the $1,500,000,000 Credit Agreement, dated as of October 24, 2005, among the Company, the several banks and other financial institutions from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citibank, N.A., as Documentation Agents, and Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners (filed as an exhibit to the Company’s Current Report on Form 8-K dated October 24, 2005 and filed October 27, 2005) (the “Existing Revolving Credit Facility”) that was scheduled to expire on October 24, 2010.  No penalties were due in connection with such repayments.  Interest rates for borrowings under the Existing Revolving Credit Facility were based on market rates.  Borrowings under the credit agreement governing the Existing Revolving Credit Facility bore interest, at the Company’s option, at the administrative agent’s base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon the Company’s credit ratings at the time of such borrowings.  The credit agreement governing the Existing Revolving Credit Facility contained customary covenants and also contained customary events of default.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2 and 3 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Section 3 — Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on September 24, 2007 that shares of common stock of the Company were generally converted into the right to receive $34.00, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the NYSE.

Item 3.03.  Material Modification to Rights of Security Holders.

In connection with the Merger, each share of common stock of the Company was generally converted into the right to receive $34.00, without interest.

Section 5 — Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

On September 24, 2007, pursuant to the terms of the Merger Agreement, KKR consummated the acquisition of the Company through the merger of Merger Sub with and into the Company.  As a result of the Merger, the Company became wholly-owned directly by Holdings, a subsidiary of Parent. Parent is owned by funds advised by affiliates of KKR and certain other investors (the “Investors”).  The aggregate purchase price paid for all of the equity securities of the Company was approximately $26.3 billion, which purchase price was funded by the equity financing from the Investors and by the new credit facilities described in Item 1.01 above.  A copy of the press release issued by the Company on September 24, 2007 announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, the Company’s Chairman and Chief Executive Officer, Henry C. “Ric” Duques, has resigned and Michael Capellas has been appointed the Chairman and Chief Executive Officer, effective as of September 24, 2007. Mr. Capellas is a 30-year veteran of the IT industry and two-time, former CEO of Compaq Computer Corporation and MCI. He began his career with Schlumberger Limited and went on to hold senior management positions at Schlumberger as well as Oracle Corporation and SAP Americas. He joined Compaq in 1998 as their chief information officer and was named Chairman and CEO in July 1999.  After the merger with HP, Mr. Capellas served as President of HP. In 2002, he accepted the challenge of leading MCI (then WorldCom) through the largest corporate reorganization in history. For three years, he served as MCI’s president and CEO and oversaw the successful rebuilding of the company.  Since 2006, Mr. Capellas has been serving as a senior advisor to Silver Lake Partners, an investment firm that focuses on large scale investments in technology and related industries. Mr. Capellas serves on the board of directors of Cisco Systems, Inc. (and its compensation committee) and the national board of the Boys and Girls Clubs of America.

Pursuant to the terms of the Merger Agreement, each of Daniel P. Burnham, David A. Coulter, Alison Davis, Peter B. Ellwood, Courtney F. Jones, Richard P. Kiphart, James D. Robinson III, Charles T. Russell, Joan E. Spero and Arthur F. Weinbach voluntarily resigned from the board of directors of the Company on September 24, 2007 and have been replaced.  The Company’s new Board of Directors is comprised of the following individuals: Scott C. Nuttall, a member of KKR, Tagar C. Olson, an executive at KKR, James R. Fisher, the managing member of Fisher Capital Corp. L.L.C. and executive chairman of Bristol West Holdings, Inc. and Michael Capellas, the newly appointed Chairman and Chief Executive Officer of the Company.  In addition, David Bailis and Pamela Patsley, both Senior Executive Vice Presidents of the Company, announced that they would be leaving the Company before the end of 2007.

As a result of their respective positions with KKR, one or more of the directors may be deemed to have an indirect material interest in the Management Agreement, which was entered into by the Company on September 24, 2007, and the information set forth in Section 6 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

The information set forth in Section 5 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation was restated, effective September 24, 2007, so that it reads in its entirety as the certificate of incorporation of Merger Sub read immediately prior to the effective time of the Merger (except that the name of the Company was retained) in accordance with the Merger Agreement.  A copy of the Company’s Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of First Data Corporation
10.1

Credit Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners

10.2

Senior Unsecured Interim Loan Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners

10.3

Senior Subordinated Interim Loan Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners

10.4	Letter Agreement, dated as of June 27, 2007, between New Omaha Holdings LP and Michael Capellas, as assumed by First Data Corporation and New Omaha Holdings Corporation as of September 24, 2007
99.1	Press release dated September 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
	Name:	Stanley J. Andersen
	Title:	Assistant Secretary

Date:  September 28, 2007

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of First Data Corporation
10.1

Credit Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swing line lender and letter of credit issuer, Citibank, NAN., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HOB Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fanner & Smith Incorporated, as joint lead arrangers and book runners

10.2

Senior Unsecured Interim Loan Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Citibank, NAN., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HOB Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fanner & Smith Incorporated, as joint lead arrangers and bookrunners

10.3

Senior Subordinated Interim Loan Agreement, dated as of September 24, 2007, among First Data Corporation, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners

10.4	Letter Agreement, dated as of June 27, 2007, between New Omaha Holdings LP and Michael Capellas, as assumed by First Data Corporation and New Omaha Holdings Corporation as of September 24, 2007
99.1	Press release dated September 24, 2007